Exhibit 10.2

Execution Version

SPONSOR SUPPORT AGREEMENT

SPONSOR SUPPORT AGREEMENT, dated as of August 3, 2022 (this “Agreement”), by and among INFINT Capital LLC, a Delaware limited liability company (“Sponsor”), INFINT Acquisition Corporation, an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“INFINT”), and Seamless Group Inc., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (the “Company”).

WHEREAS, INFINT, FINTECH Merger Sub Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“Merger Sub”), and the Company propose to enter into, on the date hereof, a business combination agreement (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of INFINT;

WHEREAS, as of the date hereof, Sponsor owns beneficially and of record 5,733,084 INFINT Class B Ordinary Shares (the “Sponsor Founder Shares”); and

WHEREAS, in order to induce (a) INFINT and the Company to enter into the BCA and (b) the Company Shareholders to enter into the Shareholder Support Agreement, each of Sponsor, INFINT and the Company desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.       Voting Obligations. Until the earlier of (a) the Closing or (b) termination of the BCA in accordance with Article IX thereof, Sponsor agrees that, at the INFINT Shareholders’ Meeting and in connection with any written consent or written resolutions of the INFINT Shareholders, it shall vote (or duly and promptly execute and deliver an action by written consent or written resolutions), or cause to be voted at such meeting (or cause such consent or written resolutions to be duly and promptly executed and delivered with respect to), all of the Sponsor Founder Shares (i) in favor of the approval and adoption of the BCA, the Transactions and the INFINT Proposals and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of INFINT under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated. This Section 1 shall be void and of no force and effect if the BCA shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

2.       Waiver of Redemption Rights. Sponsor hereby agrees not to (a) demand that INFINT redeem the Sponsor Founder Shares in connection with the Transactions or (b) otherwise participate in any such redemption by tendering or submitting any of the Sponsor Founder Shares for redemption. This Section 2 shall be void and of no force and effect if the BCA shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

3.       Waiver of Anti-Dilution Rights. Sponsor, for itself and on behalf of all holders of INFINT Class B Ordinary Shares, hereby waives the provisions of Article 24 set forth in the INFINT Memorandum and Articles relating to the adjustment of the Initial Conversion Ratio (as defined in the INFINT Memorandum and Articles) in connection with the Transactions. This Section 3 shall be void and of no force and effect if the BCA shall be terminated in accordance with its terms or the Closing shall not occur for any reason.

4.       Representations and Warranties. Sponsor hereby represents and warrants to the Company as follows:

(a)       The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any other person, (iii) result in the creation of any encumbrance on any Sponsor Founder Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA, including the other Ancillary Agreements) or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s governing documents.

(b)       As of the date of this Agreement, Sponsor owns exclusively and has good and valid title to the Sponsor Founder Shares, free and clear of any Lien, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, (iii) the INFINT Organizational Documents and (iv) that certain Letter Agreement, dated as of November 23, 2021, among INFINT, Sponsor and the other parties named therein, and as of the date of this Agreement, Sponsor has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver the Sponsor Founder Shares, and other than the Sponsor Founder Shares, Sponsor does not own, directly or indirectly, any other INFINT Shares.

(c)       Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Sponsor.

5.       Termination. The obligations of the parties hereof under this Agreement shall automatically terminate upon the earlier of (i) the Effective Time and (ii) the termination of the BCA in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding any termination of this Agreement, no such termination or expiration shall relieve any party hereto from liability for fraud or willful breach of this Agreement occurring prior to its termination.

6.       Miscellaneous.

(a)       All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses or set forth on the signature pages hereto (or at such other address or e-mail address for a party as shall be specified in a notice given in accordance with this Section 6(a)):

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If to Sponsor or INFINT, to:

INFINT Acquisition Corporation

INFINT Capital LLC

32 Broadway, Suite 401

New York, NY 10004

Attention: Alexander Edgarov
Email: sasha@infintspac.com

with a copy to:

Greenberg Traurig, P.A.
333 SE 2nd Avenue, Suite 4400
Miami, Florida 33131
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

If to the Company:

Seamless Group Inc.

410 North Bridge Road
SPACES City Hall
Singapore 188726
Attention: Ronnie Hui
Email: ronnie.hui@tngfintech.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C., 20001

Attention: Andrew M. Tucker, Esq.

Email: andy.tucker@nelsonmullins.com

(b)       If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)       (i) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (vi) references herein to any gender (including the neuter gender) includes each other gender; (vii) the word “or” shall not be exclusive; (viii) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof and (ix) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(d)       This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(e)       This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party hereto without the prior express written consent of the other parties hereto, except that INFINT may assign all or any of its rights and obligations hereunder to any Affiliate of INFINT.

(f)       This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and INFINT’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g)       The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the transactions contemplated by this Agreement) in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. The parties hereto hereby further waive (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(h)       This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each party hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. Each party hereto hereby irrevocably and unconditionally waives and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, the transactions contemplated hereby or the subject matter hereof, may not be enforced in or by such courts.

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(i)       This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j)       Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k)       This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by INFINT, the Company and Merger Sub.

(l)       Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6(l).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INFINT CAPITAL LLC

By:	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Manager

INFINT Acquisition Corporation

By:	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Chief Executive Officer

SEAMLESS GROUP INC.

By:	/s/ Ronnie Hui
Name:	Ronnie Hui
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]